As filed with the Securities and Exchange Commission on October 4, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SMITH & WESSON HOLDING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	87-0543688

(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2100 Roosevelt Avenue
Springfield, Massachusetts 01104

(Address of Principal Executive Offices)(Zip Code)
2001 Stock Option Plan
2004 Incentive Compensation Plan
Option Agreement

(Full Title of the Plan)
Michael F. Golden
President and Chief Executive Officer
Smith & Wesson Holding Corporation
2100 Roosevelt Avenue, Springfield, Massachusetts 01102
(800) 331-0852

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Robert S. Kant, Esq.
Brandon F. Lombardi, Esq.
Greenberg Traurig, LLP
2375 East Camelback Road, Suite 700
Phoenix, Arizona 85016
(602) 445-8000
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate	Amount of
To be Registered	Registered(1)	Per Share	Offering Price	Registration Fee
Common Stock, par value $.001	1,330,167 shares(2)	$1.15(2)	$1,529,692.05	$180.04
Common Stock, par value $.001	1,065,000 shares(3)	$3.54(3)	$3,770,100.00	$443.74
	8,934,167 shares(4)	$5.46(4)	$48,780,551.82	$5,741.47
Common Stock, par value $.001	500,000 shares(5)	$1.47(5)	$735,000.00	$86.51
Total.	11,829,334 shares		$54,815,343.87	$6,451.77(6)

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the 2001 Stock Option Plan, the 2004 Incentive Compensation Plan, and under an option agreement by reason of any stock dividend, stock split, recapitalization, or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of common stock of Smith & Wesson Holding Corporation.

(2)	Represents 1,330,167 shares of common stock subject to options outstanding under the Smith & Wesson Holding Corporation 2001 Stock Option Plan. The offering price of $1.15 was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, and represents the weighted average price per share for 1,330,167 options outstanding under the Smith & Wesson Holding Corporation 2001 Stock Option Plan.

(3)	Represents 1,065,000 shares of common stock subject to options outstanding under the Smith & Wesson Holding Corporation 2004 Incentive Compensation Plan. The offering price of $3.54 was computed in accordance with Rule 457(h) of the Securities Act of 1933, as amended, and represents the weighted average price per share for 1,065,000 options outstanding under the Smith & Wesson Holding Corporation 2004 Incentive Compensation Plan.

(4)	Consists of 8,934,167 shares of common stock reserved for issuance upon exercise of options not yet granted, and awards of restricted stock not yet made, under the Smith & Wesson Holding Corporation 2004 Incentive Compensation Plan. The offering price of $5.46 was calculated solely for purposes of this offering under Rule 457(c) of the Securities Act of 1933, as amended, using the average of the high and low sale prices per share of common stock of Smith & Wesson Holding Corporation as reported on the American Stock Exchange on September 30, 2005.

(5)	Represents 500,000 shares issuable under an option agreement to purchase common stock of Smith & Wesson Holding Corporation.

(6)	A registration fee of $268.00 was previously paid in connection with a Registration Statement (Reg. No. 333-87748) filed by the Registrant with the Securities and Exchange Commission on May 7, 2002. Pursuant to Rule 457(p) of the Securities Act of 1933, $268.00 of the registration fee is being offset against the previously paid registration fee in connection with the filing of this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Smith & Wesson Holding Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	Annual Report on From 10-K for the year ended April 30, 2005;

(b)	Quarterly Report on Form 10-Q for the quarter ended July 31, 2005;

(c)	Definitive proxy statement on Schedule 14A filed on August 24, 2005;

(d)	Current Reports on Form 8-K filed August 16, 2005, August 26, 2005, and September 13, 2005;

(e)	The description of our common stock contained in our registration statement on Form 10-SB filed on January 19, 2000, including any amendment or report filed for the purpose of updating that description;

(f)	The description of our common stock contained in our registration statement on Form 8-A filed on November 27, 2002, including any amendment or report filed for the purpose of updating that description; and

(g)	The description of our common stock contained in our registration statement on Form 8-A filed on August 25, 2005, including any amendment or report filed for the purpose of updating that description.
     In addition, all documents subsequently filed with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.
     Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     The firm of Greenberg Traurig, LLP, Phoenix, Arizona, has acted as counsel for the Registrant in the preparation of this Registration Statement. As of September 30, 2005, certain members of such firm beneficially owned a total of 30,000 shares of the Registrant’s Common Stock.

Item 6. Indemnification of Directors and Officers.
     The Amended and Restated Articles of Incorporation and Amended and Restated Bylaws of the Registrant provide that the Registrant will indemnify and reimburse expenses, to the fullest extent permitted by the Nevada General Corporation Law, to each person who is or was a director, officer, employee, or other agent of the Registrant, or who serves or served any other enterprise or organization at the request of the Registrant (an “Indemnitee”).
     Under Nevada law, to the extent that an Indemnitee is successful on the merits or otherwise in defense of any action, suit, or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, employee, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by the Indemnitee in connection with the defense.
     If unsuccessful in defense of a civil, criminal, administrative, or investigative, action, suit, or proceeding brought against him or her by reason of the fact that he or she is or was a director, officer, employee, or agent of the Registrant, or serves or served any other enterprise or organization at the request of the Registrant, the Registrant shall indemnify him or her against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with the defense if he or she is not liable and acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.
     If unsuccessful in defense of a suit brought by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant, an Indemnitee may be indemnified under Nevada law only against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in the defense or settlement of the suit, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if the Indemnitee is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Registrant, he or she cannot be made whole even for expenses unless a court determines that he or she is fully and reasonably entitled to indemnification for such expenses.
     Also under Nevada law, an Indemnitee may not be indemnified for any claim, issue, or matter as to which he or she has been adjudged by a court to be liable to the Registrant or for amounts paid in settlement to the Registrant, unless and only to the extent that the court determines upon application that he or she is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.
Item 7. Exemption From Registration Claimed.
     Not Applicable.
Item 8. Exhibits.

Exhibit
Number	Exhibit
4.15	Non-Qualified Stock Option Agreement issued on December 6, 2004, between the Registrant and Michael F. Golden relating to the purchase of up to 500,000 shares of the Registrant’s Common Stock
5	Opinion of Greenberg Traurig, LLP
10.23	2001 Stock Option Plan
10.24	2004 Incentive Compensation Plan
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
24	Power of Attorney (included in the Signatures section of this Registration Statement)

Item 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.
               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Springfield, Massachusetts, on this 4th day of October, 2005.

SMITH & WESSON HOLDING CORPORATION

By:	/s/ Michael F. Golden

Michael F. Golden President and Chief Executive Officer
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Michael F. Golden and John A. Kelly and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Position	Date

/s/ Barry M. Monheit	Chairman of the Board	October 4, 2005

Barry Monheit

/s/ Robert L. Scott	Vice Chairman of the Board	October 4, 2005

Robert L. Scott

/s/ Michael F. Golden	President, Chief Executive	October 4, 2005
Officer, and Director
Michael Golden	(Principal Executive Officer)

/s/John A. Kelly	Chief Financial Officer and Treasurer
(Principal Accounting and Financial
John A. Kelly	Officer)	October 4, 2005

/s/ Jeffrey D. Buchanan	Director	October 4, 2005

Jeffrey D. Buchanan

/s/ John B. Furman	Director	October 4, 2005

John B. Furman

/s/ Colton R. Melby	Director	October 4, 2005

Colton R. Melby

/s/ James J. Minder	Director	October 4, 2005

James J. Minder

/s/ Mitchell A. Saltz	Director	October 4, 2005

Mitchell A. Saltz

/s/ I. Marie Wadecki	Director	October 4, 2005

I. Marie Wadecki

EXHIBIT INDEX

Exhibit
Number	Exhibit
4.15	Non-Qualified Stock Option Agreement issued on December 6, 2004, between the Registrant and Michael F. Golden relating to the purchase of up to 500,000 shares of the Registrant’s Common Stock
5	Opinion of Greenberg Traurig, LLP
10.23	2001 Stock Option Plan
10.24	2004 Incentive Compensation Plan
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 5)
24	Power of Attorney (included in the Signatures section of this Registration Statement)